Exhibit 3.10

STATE OF MICHIGAN

DEPARTMENT OF COMMERCE

CORPORATION AND SECURITIES BUREAU

CORPORATION DIVISION

LANSING, MICHIGAN

(THIS IS A PART OF THE ATTACHED CORPORATE DOCUMENT AND SHOULD NOT BE DETACHED)

DO NOT WRITE IN SPACES BELOW – FOR DEPARTMENT USE

Date Received: JUL 22 1974

FILED

JUL 23 1974

[GRAPHIC APPEARS HERE]

DIRECTOR

Michigan Department of Commerce

NAME OF CORPORATION: Irish Bills Corporation

CORPORATE DOCUMENT: Articles of Incorporation

ARTICLES OF INCORPORATION

OF

IRISH HILLS CORPORATION

The undersigned, Carl C. Tucker, desiring to form a corporation for profit under the provisions of Act 284, Public Acts of 1972, does hereby certify that:

ARTICLE I

The name of the Corporation shall be Irish Hills Corporation.

ARTICLE II

The purposes for which the Corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The number of shares which the Corporation is authorized to have outstanding is 50,000 shares of Common Stock of the par value of $1.00 per share.

ARTICLE IV

The address of the initial registered office is: c/o The Corporation Company, 615 Griswald Street, Detroit, Michigan, 48226. The name of the initial resident agent at the registered office is The Corporation Company.

ARTICLE V

The name and address of the incorporator is as follows: Carl C. Tucker, c/o Jones, Day, Cockley & Reavis, 1750 Union Commerce Building, Cleveland, Ohio 44115.

ARTICLE VI

The Corporation may from time to time, pursuant to authorization by the Board of Directors and without action by the shareholders, purchase or otherwise acquire shares of the Corporation of any class or classes in such manner, upon such terms and in such amounts as the Board of Directors shall determine: subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question.

ARTICLE VII

A director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction, contract or other act of the Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer, or any firm in which such director or officer is a member, or any corporation of which such director or officer is a shareholder, director or officer, is in any way interested in such transaction, contract or other act, provided the fact that such director, officer, firm or corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer were not interested in such transaction, contract or other act.

IN WITNESS WHEREOF, the undersigned, the incorporator of Irish Hills Corporation, has hereunto signed these Articles of Incorporation on this 19th day of July, 1974,

/s/ Carl C. Tucker
Carl C. Tucker

For Use by Domestic Corporations)

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

IRISH HILLS CORPORATION

(Name of Corporation)

The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972:

1. The name of the corporation is IRISH HILLS CORPORATION

The location of the registered office is

615 Griswold Street Detroit Michigan 48226

(No. and Street) (Town or City) (Zip Code)

unanimous written consent of the sole

2. The following amendment to the Articles of Incorporation was adopted by the/shareholder of the corporation in accordance with Subsection (2) of Section 611, Act 284, Public Acts of 1972, on the 11th day of April 1975.

Resolved, that Article of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety,)

The name of the corporation shall be CEDAR POINT OF MICHIGAN, INC.

3. The necessary number of shares as required by statute were voted in favor of the amendment. Dated this 17th day of April 1975.

IRISH HILLS CORPORATION

(Corporate Name)

BY Robert L. Hunger, Jr.,

Robert L. Hunger, Jr., President

(Signature)

(Type or Print Name and Title)

(See Instructions on Reverse Side)

(MICH. - 416 - 3/9/73)